                                                                    EXHIBIT 23.2

The Board of Directors
Bell & Howell Company:

We consent to the use of our reports included in this registration statement on Form S-1 of Bell & Howell Company and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

Chicago, Illinois
August 7, 1997